Exhibit 31.2

Certification of Chief Financial Officer

I, Dorrance W. Lamb certify that:

1.      I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Performance Technologies, Incorporated;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 29, 2011                                                              By:/s/   Dorrance W. Lamb

                                                                                                               Dorrance W. Lamb

                                                                                                               Chief Financial Officer